                                                                   EXHIBIT 10.18

                  AEI HOLDING COMPANY, INC. STOCK OPTION PLAN
                            STOCK OPTION AGREEMENT



     This is a STOCK OPTION AGREEMENT (the "Agreement"), effective as of February 5, 1998 (the "Grant Date"), by and between AEI Holding Company, Inc., a Delaware corporation (the "Company"), and (the "Optionee").

                                   Recitals
                                   --------

     A. The Board of Directors (the "Board") and the shareholders of the Company approved and adopted the AEI Holding Company, Inc. Stock Option Plan (the "Plan").

     B. The Benefits Committee (the "Committee") has determined that it is in the best interests of the Company and appropriate to the stated purposes of the Plan that the Company grant to the Optionee an option to purchase shares of the Company's common stock ("Shares") pursuant and subject to the terms, definitions, and conditions of the Plan.

     C. Any capitalized terms used but not defined herein shall have the respective meanings given them in the Plan, a copy of which is attached hereto and incorporated by reference herein in its entirety.

     NOW, THEREFORE, the Company and the Optionee do hereby agree as follows:


                         SECTION 1 -- GRANT OF OPTION
                                      ---------------

     Subject to the terms and conditions of this Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase from time to time all or any portion of Shares as set forth below:

          -----------------------------------------------

          TYPE OF OPTION                 NUMBER OF SHARES
          --------------                 ----------------
          -----------------------------------------------

          Incentive Stock Options
          Non-qualified Stock Options
          -----------------------------------------------

     The grant of the Option is contingent upon the Optionee's execution of a Release Agreement in form and substance satisfactory to the Company.
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                          SECTION 2 --  OPTION PRICE
                                        ------------

     The Option Price hereunder is Sixty-Four Dollars and Forty Cents ($64.40) per Share, which equals one hundred percent (100%) of the fair market value of a Share, as determined in accordance with the Plan.

                        SECTION 3 -- DURATION OF OPTION
                                     ------------------

     Subject to such shorter period as might be provided in Section 8 of this Agreement (related to Termination of Employment), the Option shall be exercisable for one hundred percent (100%) of the Shares made available under this Agreement one hundred twenty (120) days after the Grant Date. Once exercisable, an Option shall remain exercisable until the tenth (10th) anniversary of the Grant Date, unless this Agreement is sooner terminated pursuant to Section 11.


                        SECTION 4 -- EXERCISE OF OPTION
                                     ------------------

     During the Option Period, the Optionee may exercise the Option upon compliance with the following additional terms:

     (a)  Method of Exercise. The Optionee shall exercise portions of the Option
          ------------------
by written notice, which shall:

          (i) State the election to exercise the Option, the number of Shares in respect of which it is being exercised, and the Optionee's address and social security number;

          (ii) Contain such representations and agreements, if any, as the Committee may require concerning the holder's investment intent regarding such Shares;

          (iii) Acknowledge and accept the restrictions on transfer of the Option Stock as set forth in Section 9 of the Plan;

          (iv) State that the Optionee shall, with respect to any shares of stock of AEI Holding Company, Inc. or any of its Subsidiaries (but not with respect to shares of stock of any parent of AEI Holding Company, Inc.) and as long as any credit facility or loan is existing or owing to NationsBank by the Company, its Subsidiaries or its Parent, execute and deliver to NationsBank a Pledge Agreement as set forth in Section 7 of the Plan;

          (v)   Be signed by the Optionee; and

          (vi) Be delivered in person or by certified mail to the Chairman of the Committee.

     (b)  Payment Upon Exercise of Option.  Payment in cash of the full Option
          -------------------------------
Price for Shares upon which the Option is exercised plus any income and employment tax withholding (if applicable) shall accompany the written notice of exercise described above. The Company shall cause to be issued and delivered to the Optionee the certificate(s) representing such Shares as soon
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as practicable following the receipt of notice and payment described above, unless such Shares must be pledged to a creditor of the Company.

                   SECTION 5 -- NON-TRANSFERABILITY OF OPTION
                                -----------------------------

     The Option shall not be transferable or assignable by the Optionee. The Option shall be exercisable, during the Optionee's lifetime, only by the Optionee. The Option shall not be pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any process upon the Option, shall be null, void and without effect.

                  SECTION 6 -- EFFECT OF AMENDMENT, SUSPENSION
                               -------------------------------
                       OR TERMINATION OF EXISTING OPTIONS
                       ----------------------------------

     No amendment, suspension or termination of the Plan shall, without the Optionee's written consent, alter or impair the Option granted under the terms of this Agreement.

                  SECTION 7 -- RESTRICTIONS ON ISSUING SHARES
                               ------------------------------

     Shares shall not be issued pursuant to the exercise of the Option, unless the issuance and transferability of the Shares shall comply with all relevant provisions of law, including, but not limited to, the (i) limitations, if any, imposed by applicable state law; and (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission. The Committee may, in its discretion, determine if such restrictions or such issuance of Shares so complies with all relevant provisions of law. Any certificate issued upon exercise of an Option shall bear the following legend (or one substantially similar) setting forth notice of the restrictions on transfer:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSACTION WOULD NOT BE IN VIOLATION OF THE ACT OR ANY OTHER STATE SECURITIES LAW. THESE SHARES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE AEI HOLDING COMPANY, INC. STOCK OPTION PLAN WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

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             SECTION 8 -- EXERCISE AFTER TERMINATION OF EMPLOYMENT
                          ----------------------------------------

     Upon the Optionee's Termination of Employment for any reason other than Termination for Cause, an Option may be exercised, prior to the expiration date of the Option as specified in Section 3, but only with respect to the number of Shares which the Optionee could have acquired by an exercise of the Option immediately before the Termination of Employment. The right to exercise will expire at the earlier of the expiration of the Option Period or two (2) years after the Optionee's Termination of Employment for any reason other than Termination for Cause. Any Option exercised under this Section may be exercised by the legal representative of the estate of the Optionee or by the Person(s) who acquire the right to exercise such Option by bequest or inheritance. If the Committee determines in a particular case that the Optionee's Termination of Employment was the result of Termination for Cause, the right to exercise the Option shall immediately terminate upon Termination of Employment.

     "Termination for Cause" shall mean: (i) in the case of an Optionee who is an Employee, a termination by the employer of the Optionee's employment for "cause," as defined by any applicable contract of employment, or, if not defined therein (or following termination of any such contract of employment), for Cause, as defined below; and (ii) in the case of an Optionee who is or which is an Advisor, a termination of the services relationship by the hiring party for "cause" or breach of contract, as defined by any applicable contract of engagement between the parties, or, if not defined therein (or following termination of any such contract of engagement), for Cause, as defined below. For purposes of this Agreement, "Cause" shall mean that one or more of the following has occurred: (a) the commission by the Optionee of any act materially detrimental to the Company, a Subsidiary or a Parent, including fraud, embezzlement, theft, bad faith, gross negligence, recklessness or willful misconduct; (b) incompetence or repeated failure or refusal to perform the duties required of the Optionee by the Company, a Subsidiary or a Parent; (c) conviction of a felony or of any crime of moral turpitude to the extent materially detrimental to the Company, a Subsidiary or a Parent; or (d) any material misrepresentation by the Optionee to the Company, a Subsidiary or a Parent regarding the operation of the business, provided that the action or conduct described in clause (b) above will constitute "Cause" only if such action or conduct continues after the Company, a Subsidiary or a Parent has provided the Optionee with written notice thereof and a reasonable opportunity (to be not less than thirty (30) days) to cure the same.

                SECTION 9 -- RESTRICTIONS ON TRANSFER OF SHARES
                             ----------------------------------

     Shares issued pursuant to the exercise of the Option shall be subject to the restrictions on transfer set forth in Section 9 of the Plan.

                                       4
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                         SECTION 10 -- ACKNOWLEDGMENTS
                                       ---------------

     The Optionee acknowledges receipt contemporaneously herewith of a copy of the Plan, and the Optionee represents that he/she is familiar with the terms and provisions thereof and hereby accepts the Option subject to all the terms and provisions thereof. The Optionee acknowledges that nothing contained in the Plan or this Agreement shall (a) confer upon the Optionee any rights to employment by the Company or any corporation related to the Company; or (b) interfere in any way with the right of the Company, any Subsidiary or any Parent to terminate the Optionee's employment or advisory relationship with the Company or such Subsidiary or Parent or change the Optionee's compensation at any time. The Optionee further acknowledges that, notwithstanding any information provided in this Agreement, the Plan or any documentation related to or provided in conjunction with this Agreement or the Plan regarding the Option, the Company has given no tax advice concerning the Option and has advised the Optionee to consult with his or her own tax or financial advisor about the tax treatment of the Option and its exercise.

            SECTION 11 -- REPRESENTATIONS AND WARRANTIES OF OPTIONEE
                          ------------------------------------------

     The Optionee represents and warrants that he or she is acquiring the Option, and will acquire any Shares obtained upon exercise of the Option, for investment purposes only, for the Optionee's own account, and with no view to the distribution thereof.

                        SECTION 12 -- TERM OF AGREEMENT
                                      -----------------

     This Agreement shall terminate upon the earlier of (i) complete exercise or termination of the Option; (ii) mutual agreement of the parties; or (iii) expiration of the Option Period.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date set forth in the preamble hereto.



OPTIONEE                      AEI HOLDING COMPANY, INC.


                              By:_______________________________

                              Name:_____________________________

                              Title:____________________________

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